UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2011

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)  On March 17, 2011, Tesco Corporation (the “Company”) notified the Listing Qualifications department of The NASDAQ Stock Market LLC (“NASDAQ”) that the Company determined that Mr. John Reynolds, a former member of the Company’s audit committee (the “Audit Committee”), was not independent for purposes of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and thus was not independent for purposes of NASDAQ Marketplace Rule 5605(c)(2)(A) (“NASDAQ Rule 5605”) at the time he was appointed to the Audit Committee in May 2010.  Mr. Reynolds is a director of LRP GP V, Inc., an indirect general partner affiliate of Lime Rock Partners GP V, L.P., which has owned between 18% and 19% of the Company’s common stock since August 2009, a level of ownership that might be considered as creating affiliate status with the Company.  Mr. Reynolds resigned from the Audit Committee effective as of March 8, 2011 and Mr. Fred J. Dyment was appointed to the Audit Committee.  The Company is now in compliance with NASDAQ Rule 5605.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: March 23, 2011	By:	/s/ Dean Ferris
Dean Ferris Sr. Vice President and General Counsel